MGT Appoints Nolan Bushnell to its Board of Directors

HARRISON, NY (June 7, 2016) MGT Capital Investments, Inc. (NYSE MKT: MGT) today announces the appointment of Nolan Bushnell to its Board of Directors. Bushnell will serve as an independent director, effective immediately.

Nolan Bushnell is a technology pioneer who is best known as the founder of the Atari Corporation and Chuck E. Cheese. Bushnell has also founded more than 20 companies during his career, including Catalyst Technologies, the first technology incubator; ByVideo, the first online ordering system; Etak, the first digital navigation system; UWink, the first touchscreen menu ordering and entertainment system; and BrainRush, an educational software company. Bushnell also served as a director on the boards of Wave Systems Corporation, a developer and distributor of hardware-based digital security products, and of AirPatrol Corporation/Sysorex (NASDAQ: SYRX), which makes indoor positioning systems. He was also on the board of directors at Neoedge Networks, a technology and in-game advertising company that enabled casual game publishers to deliver television-like commercials within their products.

John McAfee, proposed Executive Chairman and Chief Executive Officer of MGT Capital, stated, “Nolan is one of the brightest minds in cyber technology. In his career, he has founded more than 20 high tech companies, giving him unprecedented knowledge of the tech industry. As a director, he will help MGT identify and cultivate the necessary strategic partnerships to position the company as the world leader in cyber security.”

“As founder of Atari, one of the first Silicon Valley mega-success stories, Nolan single handedly created the video game industry and continues to shape its future today. It is within this industry that much of the leading edge artificial intelligence techniques are being applied, and I believe artificial intelligence will shape the future of cyber security and provide the impetus for MGT’s success,” concluded McAfee.

Bushnell commented, “I am excited to join MGT along with John McAfee to build one of the most powerful cyber security companies in the industry and address an increasing number of cyber threats. There is an ever evolving flow of threats through the advancements of electronic devices we use every day with very little user protection. The opportunity is enormous in this market, and the existing companies in the cyber security space are too busy looking backwards in order to protect their existing market share to see what is happening in the market now. We at MGT are going to approach the market from a completely different perspective, by addressing these immediate needs as our priority.”

About MGT Capital Investments, Inc.

MGT Capital Investments, Inc. (NYSE MKT: MGT) is in the process of acquiring a diverse portfolio of cyber security technologies. With cyber security industry pioneer, John McAfee, at its helm, MGT Capital is positioned to address various cyber threats through advanced protection technologies for mobile and personal tech devices, including tablets and smart phones. The Company is currently in the process of acquiring D-Vasive, a provider of leading edge anti-spy software, and Demonsaw, a provider of a secure and anonymous file sharing software platform.

MGT Capital intends to change its corporate name to “John McAfee Global Technologies, Inc.” upon closing of the D-Vasive transaction.

For more information on the Company, please visit http://ir.stockpr.com/mgtci.

Forward–looking Statements

This press release contains forward–looking statements. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward–looking statements.” MGT’s financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward–looking statements. This includes all statements about the Company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company’s most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward–looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Investor Contact

Garth Russell

Managing Director

KCSA Strategic Communications

grussell@kcsa.com

212.896.1250